UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

Eclipse Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 308-9754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Travis Peak Resources Purchase and Sale Agreement

On December 8, 2017, Eclipse Resources-PA, LP (“Eclipse PA”), a wholly owned subsidiary of Eclipse Resources Corporation (the “Company”), and the Company entered into a Purchase and Sale Agreement (the “Travis Peak Agreement”) with Travis Peak Resources, LLC (“Travis Peak”). Pursuant to the Travis Peak Agreement, Eclipse PA agreed to purchase certain oil and gas leases, wells and other oil and gas rights and interests held by Travis Peak covering approximately 44,500 net acres located in the counties of Tioga and Potter in the Commonwealth of Pennsylvania (such transaction, the “Travis Peak Transaction”). The purchase price for the Travis Peak Transaction is $93.7 million (subject to customary adjustments) (the “Purchase Price”) and is payable entirely in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Travis Peak Agreement, the number of Shares to be issued to Travis Peak will equal the Purchase Price divided by the 30 consecutive-day volume weighted average price per share of the Common Stock ending on the second trading day immediately preceding the closing date (the “Closing Date VWAP”); provided, that the Travis Peak Agreement includes a collar mechanism that provides if the Closing Date VWAP is less than $2.35, then the Closing Date VWAP will equal $2.35 and if the Closing Date VWAP is more than $2.60, then the Closing Date VWAP will equal $2.60. The Travis Peak Agreement also contains customary representations, warranties, covenants and indemnities by the parties.

The Company expects the Travis Peak Transaction to close in January 2018, subject to the satisfaction of customary closing conditions; provided, that the Travis Peak Transaction will have an effective date of September 1, 2017 and contemplates a second closing for purposes of curing any title or environmental defects with respect to the properties being acquired by Eclipse PA.

In connection with the closing of the Travis Peak Transaction, the Company and Eclipse PA have agreed to enter into a registration rights agreement with Travis Peak pursuant to which, among other things, (i) the Company will use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission a Registration Statement of the Company (the “Mandatory Shelf Registration Statement”) on Form S-3 (or, if the Company is not eligible to use Form S-3, on Form S-1) no later than March 31, 2018 to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares to be issued to Travis Peak under the Travis Peak Agreement, and (ii) if the Company proposes to register an offering of Common Stock at a time when the Mandatory Shelf Registration Statement is not then effective (subject to certain exceptions), the Company will notify all holders of registrable securities to allow them to include a specified number of their shares of Common Stock in that offering.

The foregoing description of the Travis Peak Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Travis Peak Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Cardinal Midstream Option Agreement

On December 8, 2017, the Company, Eclipse PA and Eclipse Resources Midstream, LP, a wholly owned subsidiary of the Company (“Eclipse Midstream”) entered into an Option Agreement (the “Option Agreement”), with Cardinal Midstream II, LLC (“Cardinal Parent”), Cardinal NE Holdings, LLC, a wholly owned subsidiary of Cardinal Parent (“Cardinal Holdings”) and Cardinal NE Midstream, LLC, a wholly owned subsidiary of Cardinal Holdings, pursuant to which, among other things, Eclipse Midstream acquired an exclusive right and option to purchase from Cardinal Parent all of the outstanding equity interests of Cardinal Holdings for an aggregate purchase price of $18.3 million to be paid in cash in accordance with the form of Membership Interests Purchase Agreement (the “Membership Interests Purchase Agreement” and, together with the Travis Peak Agreement and the Option Agreement, the “Transaction Documents”), by and among Cardinal Parent, Cardinal Holdings, Eclipse Midstream and the Company, attached thereto (the “Cardinal Transaction” and, together with the Travis Peak Transaction, the “Proposed Transactions”). The Option Agreement contains customary representations, warranties and covenants and provides that the option granted to Eclipse Midstream will begin on the closing of the Travis Peak Transaction and expire as of the close of business on June 30, 2018 if not exercised prior to such time.

The foregoing descriptions of the Option Agreement and the Membership Interests Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Option Agreement and the Membership Interests Purchase Agreement (which is Exhibit A to the Option Agreement), copies of which are attached hereto as Exhibit 2.2 and incorporated herein by reference.

Relationships

Travis Peak and Cardinal Parent are affiliates of EnCap Investments, L.P. (“EnCap”). EnCap has representatives on the Company’s board of directors, and affiliates of EnCap collectively beneficially own a majority of the Common Stock. The Proposed Transactions, the Transaction Documents and the other transactions contemplated thereby were approved by a special committee of the Company’s board of directors, which committee consists solely of independent and disinterested directors.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. As described in Item 1.01, upon the closing of the Travis Peak Transaction the Company has agreed to issue and deliver the Shares to Travis Peak as full consideration for the assets of Travis Peak set forth in the Travis Peak Agreement. The issuance of the Shares is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act, afforded by Section 4(2) promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On December 11, 2017, the Company issued a press release announcing the Proposed Transactions. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated December 8, 2017, between Travis Peak Resources, LLC, Eclipse Resources-PA, LP, and Eclipse Resources Corporation.*

2.2	Option Agreement, dated as of December 8, 2017, by and among Cardinal Midstream II, LLC, Cardinal NE Holdings, LLC, Cardinal NE Midstream, LLC, Eclipse Resources Corporation, Eclipse Resources Midstream, LP, and Eclipse Resources-PA, LP.*

99.1	Press Release, dated December 11, 2017.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to this agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

Date: December 12, 2017	By:	/s/ Christopher K. Hulburt
	Name:	Christopher K. Hulburt
	Title:	Executive Vice President, Secretary and General Counsel